SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                    ____________________________________


                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                     KAUFMAN AND BROAD HOME CORPORATION
       -------------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)


                Delaware                            95-3666267
       ------------------------               ---------------------
        State of Incorporation                   I.R.S. Employer
           of Organization                      Identification No.


          Kaufman and Broad Home Corporation
               10990 Wilshire Boulevard
                Los Angeles, California                   90024
       -----------------------------------------      -------------
       (Address of Principal Executive Offices)        (Zip Code)


       If this form relates to the           If this form relates to the
       registration of a class of            registration of a class of
       securities pursuant to                securities pursuant to
       Section 12(b) of the Exchange         Section 12(g) of the Exchange
       Act and is effective pursuant         Act and is effective pursuant
       to the General Instruction            to General Instruction A.(d)
       A(c) please check the                 please check the following
       following box.   (X)                  box.  ( )


       Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class         Name of Each Exchange on Which
            to be so Registered         Each Class is to be Registered
            -------------------         ------------------------------
               Income PRIDES                New York Stock Exchange


        Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
        ----------------------------------------------------------------
                               Title of Class



           INFORMATION REQUIRED IN REGISTRATION STATEMENT

 Item 1.   Description of Registrant's Securities to be Registered.

           The classes of securities to be registered hereby are the Income PRIDES of Kaufman and Broad Home Corporation ("Kaufman"), a Delaware corporation.

           For a description of the Growth PRIDES, the Income PRIDES and the Common Stock, reference is made to the Registration Statement on Form S-3 of Kaufman, among other registrants (Registration No. 333-51825), filed with the Securities and Exchange Commission on May 5, 1998, Amendment No. 1 thereto, dated June 12, 1998 and Amendments Nos. 2 and 3 thereto, dated June 25, 1998 (as so amended, the "Registration Statement"), and the forms of prospectus for the Growth PRIDES, the Income PRIDES and the Common Stock included therein, which description is incorporated herein by reference. Definitive copies of the prospectus describing the FELINE PRIDES units and the Common Stock will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A.

 Item 2.   Exhibits

           1. Form of Purchase Contract Agreement, between Kaufman and The First National Bank of Chicago, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.15 of the Registration Statement).

           2. Form of Pledge Agreement, among Kaufman, The Bank of New York, as Collateral Agent, and The First National Bank of Chicago, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.16 of the Registration Statement).

           3. Form of Income PRIDES and Growth PRIDES (incorporated herein by reference to Exhibit A and Exhibit B of Exhibit 4.15 of the Registration Statement).

           4. Form of Amended and Restated Declaration of Trust for KBHC Financing I, with respect to the Capital Securities (incorporated herein by reference to Exhibit 4.9 of the Registration Statement).

           5. Form of Capital Security Certificate (incorporated herein by reference to Exhibit 4.10 to the Registration Statement).

           6. Form of Indenture (incorporated herein by reference to Exhibit 4.12 of the Registration Statement).

           7. Form of Debenture (incorporated herein by reference to Exhibit 4.13 of the Registration Statement).

           8. Form of Guarantee Agreement in respect of KBHC Financing I, with respect to the Capital Securities (incorporated herein by reference to Exhibit 4.11 of the Registration Statement).

           9. Form of First Supplemental Indenture (incorporated herein by reference to Exhibit 4.14 of the Registration Statement).



                                 SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   KAUFMAN AND BROAD HOME CORPORATION

 Dated:  June 26, 1998             By: /s/ Kimberly King
                                      -------------------------------
                                      Kimberly King
                                      Corporate Secretary and
                                         Associate Counsel